UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 4, 2010

Date of Earliest Event Reported: September 30, 2010

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

Toyzap.com, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Calpian, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 3.02.	Unregistered Sales of Equity Securities

On September 30, 2010, the Company completed a second closing of a private placement pursuant to which it sold 12,386 shares of its Series A Convertible Preferred Stock (the “Series A Preferred”) at a price of $100 per share, for aggregate gross proceeds to the Company of $1,238,600, resulting in net proceeds to the Company of $1,211,828. Together with the initial closing of the Company’s private placement of Series A Preferred that occurred on August 5, 2010, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2010, the Company has issued a total of 22,836 shares of its Series A Preferred for aggregate gross proceeds to the Company of $2,283,600 in the private placement to date, resulting in aggregate net proceeds to the Company of $2,209,828. The Company expects to use the net proceeds of this offering for general working capital and to fund acquisitions.

All shares of Series A Preferred were issued and sold solely to accredited investors pursuant to a form of Subscription Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2010, which is incorporated herein by reference.

Arrangement with Placement Agent

Colorado Financial Service Corporation (“CFSC”) acted as the Company’s placement agent with respect to a portion of this offering. As compensation for acting as such, CFSC received total cash fees (including a non-accountable expense reimbursement) of $26,772 and five-year warrants (“Warrants”) to purchase a total of up to 2,500 shares of the Company’s common stock at an exercise price of $1.00 per share. CFSC was issued a Placement Agent Warrant in the form filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2010, which is incorporated herein by reference.

Laird Q. Cagan, a director and significant shareholder of the Company, acted as a registered representative of CFSC with respect to this offering and was allocated a portion of the compensation received by CFSC.

A total of 200 shares were acquired in the offering by David Pilotte, the Company’s Chief Financial Officer.

The Company’s issuance of the shares of Series A Preferred and Warrants and the Common Stock issuable upon conversion or exercise thereof was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D. The recipients of these securities took such securities for investment purposes without a view to distribution. Furthermore, they each had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: October 4, 2010	By:	/S/ HAROLD MONTGOMERY
Harold Montgomery
Chief Executive Officer